EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Entity	State or Country of Incorporation
EPAM Systems LLC	Armenia
EPAM Systems (Australia) Pty. Ltd.	Australia
EPAM Systems Austria GmbH	Austria
Emakina Central & Eastern Europe GmbH	Austria
NetLounge Internet Media Services GmbH	Austria
EPAM Information Corporate Systems FPUE	Belarus
EPAM Systems FLLC	Belarus
EPAM Systems Belgium	Belgium – branch of Netherlands
Emakina Group SA	Belgium
Emakina.BE SA	Belgium
The Reference NV (BE)	Belgium
EPAM Systems Brazil LTDA.	Brazil
EPAM Systems Bulgaria EOOD	Bulgaria
EPAM Systems Canada, Ltd.	Canada
Shanghai EPAM Systems Co., Ltd.	China
EPAM Continuum (Shanghai) Co., Ltd.	China
Guangzhou EPAM Systems Co., Ltd.	China
EPAM Systems (Suzhou) Co., Ltd.	China
EPAM Systems (Shenzhen) Co. Ltd.	China
EPAM Systems (Suzhou) Co., Ltd.	China – Beijing Branch
EPAM Systems (Suzhou) Co., Ltd.	China – Chengdu Branch
EPAM Systems Colombia S.A.S	Colombia
S4N Beyond S.A.S.	Colombia
S4N S.A.S.	Colombia
Seven4n S.A.S.	Colombia
EPAM Systems d.o.o.	Croatia
Emakina.HR d.o.o	Croatia
Danika Limited	Cyprus
EPAM Systems (Cyprus) Limited	Cyprus
EPAM Systems (Czech Republic) s.r.o.	Czech Republic
EPAM Systems ApS	Denmark
EPAM Systems Dominicana, SRL	Dominican Republic
EPAM Systems France	France
Emakina.FR SA	France
Emakina / Influx SAS	France
EPAM Systems (Georgia) LLC	Georgia
EPAM Systems GmbH	Germany
test IO GmbH	Germany
CORE SE	Germany
COREtransform GmbH	Germany
Consultora de Comunicaciones Optiva Media GmbH	Germany
Emakina.DE GmbH	Germany
EPAM Systems (Asia) Limited	Hong Kong
EPAM Systems (Hong Kong) Limited	Hong Kong

EPAM Systems Kft	Hungary
EPAM Systems India Private Limited	India
Emakina (INDIA) Private Limited	India
EPAM Systems (Ireland) Limited	Ireland
WhiteHat Cyberlabs Ltd	Israel
Naya P.A.I. Technologies Ltd.	Israel
WhiteHat Ltd	Israel
Continuum SrL	Italy
EPAM Systems Netherlands B.V.	Italy – branch of Netherlands
EPAM Systems Japan G.K.	Japan
LLP EPAM Kazakhstan	Kazakhstan
EPAM Systems LLC (Kyrgyzstan)	Kyrgyzstan
EPAM Systems SIA	Latvia
Emakina Lb. S.A.L.	Lebanon
EPAM Sistemos, UAB	Lithuania
EPAM Systems (Malaysia) S.D.N.B.H.D.	Malaysia
JUST BI SDN BHD	Malaysia
Ricston Limited	Malta
EPAM Systems Mexico S. de R.L. de C.V.	Mexico
S4N Mexico S.C.	Mexico
EPAM Systems SRL	Moldova
EPAM Systems Montenegro d.o.o.	Montenegro
Just-BI BV	Netherlands
EPAM Consulting BV	Netherlands
EPAM Systems Netherlands BV	Netherlands
Emakina.NL BV	Netherlands
S4N Holding, Inc.	Panama
S4N Panama S.A.	Panama
EPAM Systems Philippines	Philippines
EPAM Systems Poland Sp. z o.o.	Poland
PolSource S.A.	Poland
Emakina.PL Sp. z.o.o	Poland
Consultora de Telecomunicaciones Optiva Média S.L.- Sucursal EM Portugal	Portugal
EPAM Systems LLC	Qatar
Emakina Branch QFC	Qatar
Epam Systems International SRL	Romania
Codeweb, LLC	Russia
EPAM Systems Ltd.	Russia
EPAM Solutions Ltd.	Russia
Cloudworks Arabia Communication and Information Technology Company	Saudi Arabia
EPAM Systems d.o.o. Beograd	Serbia
Emakina.RS d.o.o. Novi Sad	Serbia
EPAM Systems PTE Ltd.	Singapore
Emakina Asia PTE Ltd	Singapore
Emakina.SG PTE Ltd	Singapore
EPAM Systems s.r.o.	Slovak Republic

Emakina ZA Proprietary Limited	South Africa
EPAM Systems Spain SL	Spain
Consultora de Telecomunicaciones Optiva Media, S.L.	Spain
Metadatol, S.L.	Spain
EPAM Systems Nordic AB	Sweden
Emakina Commerce AB	Sweden
Emakina DBG AB	Sweden
EPAM Systems (Switzerland) GmbH	Switzerland
COREtransform GmbH	Switzerland
Diamond Dogs Switzerland GmbH	Switzerland
Emakina. CH SA	Switzerland
Emakina Turkey LTD Emakina Bilgisayar Yazilim Ltd Şti	Turkey
WittyCommerce Bilgisayar Yazilim Ticaret A.Ş.	Turkey
Cloudcrazy Yazilim Danişmanlik Teknoloji Hiz. A.Ş.	Turkey
EPAM Solutions LLC	Ukraine
EPAM Systems LLC	Ukraine
EPAM Digital LLC	Ukraine
Think Limited	United Kingdom
Ricston UK Limited	United Kingdom
EPAM Systems Ltd.	United Kingdom
POLSOURCE Ltd	United Kingdom
Great Fridays Ltd	United Kingdom
COREtransform Ltd.	United Kingdom
Emakina.UK Ltd.	United Kingdom
Great Fridays, Inc.	Delaware Corp. USA
Alliance Consulting Global Holdings, Inc.	Delaware Corp. USA
CYBER R&D LAB, LLC	Delaware Corp. USA
PolSource Inc.	Nevada Corp. USA
Alliance Global Services, LLC	Delaware LLC USA
Competentum-USA Ltd.	Delaware Corp. USA
ShareKnowledge Inc.	Delaware Corp. USA
EPAM DX, LLC	Delaware LLC USA
Continuum Innovation LLC	Delaware LLC USA
EPAM Upskill, LLC	Pennsylvania LLC USA
test IO, Inc.	Delaware Corp. USA
Naya P.A.I. Technologies Inc.	Delaware Corp. USA
Vested Development, Inc.	Delaware Corp. USA
S4N LLC	Washington LLC USA
S4N America Inc.	Washington Corp. USA
EPAM Systems, LLC	New Jersey LLC USA
Alliance Global Services, Inc.	Delaware Corp. USA
Navigation Arts, Inc.	Delaware Corp. USA
Navigation Arts, LLC	Delaware LLC USA
Continuum LLC	Massachusetts LLC USA

Emakina.US Inc.	New York Corp. USA
The Reference.US Inc.	New York Corp. USA
EPAM Systems FZ-LLC	UAE - non-free zone branch office
EPAM Systems FZ-LLC	UAE
COREtransform Consulting MEA Ltd.	UAE
Emakina FZ-LLC	UAE
Cloudworks Consulting FZ-LLC	UAE
EPAM Systems FE LLC	Uzbekistan
EPAM Systems (Vietnam) Company Limited	Vietnam
J8 Corp	British Virgin Islands